UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Continental Boulevard

El Segundo, California 90245-5012

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code:

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2026, Mattel, Inc. (the “Company” or “Mattel”) announced that Peter Griffith has been appointed Chief Financial Officer of the Company (“CFO”) and as a non-independent director of the Board of Directors of the Company (the “Board”), in each case effective October 20, 2026 (the “Start Date”). Mr. Griffith will succeed Paul Ruh, who will cease to serve as CFO effective October 19, 2026. Mr. Ruh will support the transition by continuing to serve the Company as an Executive Advisor from the Start Date through December 31, 2026.

Mr. Griffith, age 67, has served as Executive Vice President of Amgen Inc., a biotechnology company, since August 2026 and served as Executive Vice President and Chief Financial Officer of Amgen from January 2020 to August 2026. Prior to joining Amgen, Mr. Griffith was President of Sherwood Canyon Group, LLC, a private equity firm. For more than two decades, Mr. Griffith was a partner at EY (formerly Ernst & Young), an accounting and professional services firm, and served in a variety of senior leadership roles, with his last position being Global Vice Chair, Corporate Development. Prior to EY, Mr. Griffith was a Managing Director and Head of the Investment Banking Division of Wedbush Securities Inc.

Mr. Griffith was not appointed as the Company’s CFO or as a director pursuant to any arrangement or understanding between him and any other person. Mr. Griffith does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Griffith will not receive any additional compensation for his service as a member of the Board.

Offer Letter

On October 14, 2026, the Company entered into a letter agreement with Mr. Griffith (the “Offer Letter”) with respect to his service as CFO, to be effective upon his commencement of employment. The Offer Letter provides that Mr. Griffith will receive an annual base salary of $1,300,000 and will have an annual target bonus opportunity under the Mattel Incentive Plan equal to 100% of his base salary, up to a maximum of 200% of his base salary, with bonus eligibility to commence in the 2027 performance year. Mr. Griffith will not be eligible to participate in the Mattel Incentive Plan for the 2026 performance year.

Under the Offer Letter, Mr. Griffith will receive a new-hire performance-based restricted stock unit (“PSU”) award with a grant date fair value of $3,300,000 (the “Inducement PSU Award”), which award will vest at the end of the three-year period beginning on the Start Date, subject to Mattel achieving a relative total shareholder return during such period equal to or greater than the 55th percentile as compared to the constituents of the S&P 500 Index as of the end of such period and Mr. Griffith’s continued employment through such date. If Mr. Griffith’s employment is terminated by Mattel without cause, by Mr. Griffith for good reason (each, as defined in the Offer Letter), or as a result of his death or disability (as defined in the Company’s long-term disability plan), the Inducement PSU Award will remain outstanding and will be eligible to vest at the end of the performance period based on actual performance.

Pursuant to the Offer Letter, Mr. Griffith will also be granted (i) a prorated 2026 annual equity award in the form of restricted stock units (“RSUs”) with a grant value of $1,000,000 and (ii) a portion of his 2027 annual equity award in the form of RSUs with a grant value of $2,500,000, both of which will vest in three substantially equal installments on each of the first, second, and third anniversaries of the grant date, subject to Mr. Griffith’s continued employment with the Company through each such vesting date. The remaining portion of Mr. Griffith’s 2027 annual equity award will be granted in the form of PSUs with a grant date value of $2,500,000, on the same date and on the same terms as the 2027 annual equity awards granted to Mattel’s other senior executives. Except as otherwise provided in the Offer Letter, Mr. Griffith’s equity awards will be subject to the same terms and conditions as those generally applicable to Mattel’s other senior executives.

Mr. Griffith will also be provided with a cash signing bonus of $1,400,000, payable no later than December 31, 2026, subject to full repayment by Mr. Griffith if, on or prior to December 31, 2027, Mr. Griffith’s employment is terminated by the Company for cause or Mr. Griffith resigns without good reason. Mr. Griffith will receive a monthly car allowance of $2,000 for his automobile expenses and reimbursement for financial counseling, not to exceed $10,000 on an annual basis, and will be a participant in Mattel’s Amended and Restated Executive Severance Plan B

(“Severance Plan B”) upon his delivery to the Company of an executed participation letter agreement pursuant to which he agrees to be bound by the terms and conditions of Severance Plan B. The Company will also pay for up to $25,000 in legal fees incurred by Mr. Griffith in connection with the review and negotiation of the Offer Letter.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, Severance Plan B, which was previously filed by the Company and is incorporated herein by reference, and the Participation Letter Agreement under Severance Plan B, the form of which was previously filed by the Company and is incorporated herein by reference.

Separation Letter Agreement

On October 18, 2026, the Company entered into a letter agreement with Mr. Ruh (the “Separation Agreement”) in connection with his transition and separation from the Company. Pursuant to the Separation Agreement, Mr. Ruh will continue to serve as CFO through October 19, 2026 and, effective October 20, 2026, will serve as an Executive Advisor of the Company, a non-officer position reporting to the Company’s Chief Executive Officer, through December 31, 2026 (the “Termination Date”), on which date his employment with the Company will terminate. During the period from October 20, 2026 through the Termination Date, Mr. Ruh will continue to receive his base salary at an annual rate of $950,000 and will continue to participate in the 2026 Mattel Incentive Plan at his current participation level. Mr. Ruh will remain eligible to participate in the Company’s employee benefit plans and programs, but will not receive a car allowance during such period.

Under the Separation Agreement, so long as Mr. Ruh does not resign without Good Reason and his employment is not terminated by the Company for “Cause” (as defined in Severance Plan B) prior to the Termination Date, his separation from the Company on the Termination Date will constitute a “Covered Termination” for purposes of Severance Plan B, and Mr. Ruh will be entitled to the severance payments and benefits set forth in Section 3(b) of Severance Plan B (as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2026), except that Mr. Ruh will be eligible for monthly COBRA premium payments for up to 24 months (rather than 18 months) following the Termination Date. Mr. Ruh’s receipt of such severance payments and benefits is subject to the terms and conditions of Severance Plan B, his participation letter agreement thereunder, and the Company’s Rule 10D-1 Compensation Recovery Policy. Mr. Ruh will not be eligible to receive such severance payments and benefits if his employment terminates prior to the Termination Date for any reason other than a Covered Termination. The Company will also pay for up to $15,000 in legal fees incurred by Mr. Ruh in connection with the review and negotiation of the Separation Agreement. Mr. Ruh’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Director Resignation

On October 18, 2026, Adriana Cisneros resigned from the Board. Ms. Cisneros’ resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 7.01.	Regulation FD Disclosure.

On October 19, 2026, the Company issued a press release announcing the appointment of Mr. Griffith as CFO and a director of the Company and the departure of Mr. Ruh. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, dated October 14, 2026, between Mattel, Inc. and Peter Griffith.

10.2	Letter Agreement, dated October 18, 2026, between Mattel, Inc. and Paul Ruh.

10.3	Form of Participation Letter Agreement under the Mattel, Inc. Executive Severance Plan B (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 24, 2023).

10.4	Mattel, Inc. Amended and Restated Executive Severance Plan B (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 24, 2023).

99.1*	Press Release, dated October 19, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.
Registrant

By:	/s/ Jonathan Anschell
Name:	Jonathan Anschell
Title:	Executive Vice President, Chief Legal Officer, and Secretary

Date: October 19, 2026